UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2015 (July 1, 2015)

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On July 1, 2015, Electronics For Imaging, Inc., a Delaware corporation (“Parent”), and Electronics For Imaging Italia S.r.l., an Italian società a responsabilità limitata (“Buyer”), on the one hand, and the shareholders (the “Sellers”) of Reggiani Macchine S.p.A., an Italian società per azioni (“Reggiani”), on the other hand, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Buyer acquired all of the equity securities of Reggiani. In exchange for the acquisition of Reggiani, Buyer caused to be delivered to the Sellers and an escrow agent on July 8, 2015 cash and 594,358 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of Parent that it received indirectly from Parent through consolidated subsidiaries of Parent. Buyer estimated the aggregate number of Shares based on, among other things, a price of US$44.2339 per share of Common Stock and the estimated working capital of Reggiani as of immediately prior to the closing on July 1, 2015. The final number of shares of the Common Stock to be issued in connection with the acquisition will be determined based upon, among other things, the post-closing purchase price adjustment provisions and the post-closing indemnification provisions. Each Seller agreed that, prior to the end of the eighteen-month period following the closing, such Seller will not, directly or indirectly, (a) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any shares of Common Stock; provided that, after the end of the six-month period following the closing, each Seller is permitted, subject to certain restrictions, to transfer shares of Common Stock to a permitted transferee of such Seller, or (b) other than as permitted in clause (a) above, reduce its beneficial ownership of, interest in, or risk relating to, any of such Seller’s shares of Common Stock.

The shares of Common Stock were and will be offered and sold in accordance with the terms and subject to the conditions set forth in the Securities Purchase Agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the private offering safe harbor provisions of Rule 506 of Regulation D under the Securities Act and/or the safe harbor provisions of Regulation S under the Securities Act based on the following factors: (i) the absence of general solicitation; (ii) the investment representations obtained from the Sellers, including with respect to the sophistication and status as an accredited investor or non-U.S. person; (iii) the provision of appropriate disclosures related to the Sellers’ investment decision; and (iv) the placement of restrictive legends on the certificates reflecting the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 8, 2015	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Marc Olin
	Name:	Marc Olin
	Title:	Chief Financial Officer